Exhibit 99.1

Cambium Learning Group Reports Second Quarter 2018 Financial Results
Bookings Trends Accelerate into Important Back-to-School Selling Season
Learning A-Z Bookings Up 26% for Q2 Year-over-Year, Up 13% Year-to-Date
ExploreLearning Bookings Up 15% for Q2 Year-over-Year, Up 14% Year-to-Date
Reiterating Full-Year Outlook

DALLAS, TX – August 13, 2018 – Cambium Learning® Group, Inc. (Nasdaq: ABCD, the "Company"), a leading educational technology solutions company committed to helping all students reach their full potential, announced today financial results for its second quarter ended June 30, 2018.

SECOND QUARTER 2018 RESULTS
"Cambium Learning Group's first half results were strong, trending well as we head into the crucial third quarter back-to-school selling season," stated John Campbell, Chief Executive Officer. "Second quarter Bookings grew 11% compared to the second quarter of 2017, led by double-digit increases in our SaaS segments of 26% at Learning A-Z and 15% at ExploreLearning. We executed well in the quarter on our planned strategic investments in development, marketing and sales initiatives to support the long-term growth of our digital solutions, which are reflected as expected in first half results. Two of our Learning A-Z solutions earned prestigious Software and Information Industry Association CODiE Awards: Raz-Plus, for Best Solution for Special Needs Students, and Science A-Z, for Best Science Instruction Solution, marking the seventh consecutive year that one of our products has won. Overall, we are well-positioned heading into the second half selling season."
Financial Snapshot
For the quarter ended June 30, 2018, the Company reported the following financial results:

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions)	2018	2017	$ Change	2018	2017	$ Change
GAAP net revenues	$41.0	$40.4	$0.6	$77.6	$76.3	$1.3
GAAP net income	4.4	5.8	(1.4)	7.0	8.3	(1.3)
Net income margin %	11%	14%		9%	11%
EBITDA	11.1	12.5	(1.3)	19.7	21.1	(1.5)
Adjusted EBITDA	12.7	12.9	(0.2)	21.5	21.9	(0.4)
Adjusted EBITDA margin %	31%	32%		28%	29%

Bookings	$33.1	$29.7	$3.4	$53.0	$48.9	$4.1
Cash income	1.9	(0.8)	2.7	(8.7)	(11.6)	2.9
Cash income margin %	6%	(3)%		(16)%	(24)%

First Half 2018 Financial Highlights

•
Generally Accepted Accounting Principles (GAAP) net revenues for the first half of 2018 increased by $1.3 million, or 2%, to $77.6 million compared with $76.3 million in 2017. GAAP net revenues by segment for the six months ended June 30, 2018, and the change from the same period of 2017, were as follows:

◦	Learning A-Z® - $39.6 million, increased $2.7 million or 7%

◦	ExploreLearning® - $15.2 million, increased $1.7 million or 13%

◦	Voyager Sopris Learning® - $22.8 million, decreased $(3.2) million or (12)%

•	Bookings for the first half of 2018 increased by 8% to $53.0 million, compared with $48.9 million in the first half of 2017, with growth in all three segments.

•
The Company reported GAAP net income of $7.0 million during the first half of 2018, decreasing $1.3 million compared to net income of $8.3 million during the first half of 2017. Net income includes expenses of $1.1 million related to the Company's definitive agreement to acquire VKIDZ Holdings Inc. ("VKidz") and its review of strategic alternatives in addition to higher tax expense. The Company's effective tax rate for the first half of 2018 is higher than the effective tax rate for the first half of 2017 as a result of reducing most of the valuation allowance against most of the Company's deferred tax assets in the fourth quarter of 2017.

•
Adjusted EBITDA was $21.5 million, decreasing $0.4 million from $21.9 million in 2017, with the growth in GAAP net revenues in the first half more than offset by planned strategic investments made to development, marketing and sales initiatives to support full-year and long-term growth of the Company's digital solutions.

•
Net interest expense was $1.8 million for the first half of 2018, down $0.8 million from the first half of 2017 as a result of the scheduled debt amortization payments and voluntary prepayments made during 2017.

•
Cash Income was $(8.7) million for the first half of 2018 compared to Cash Income of $(11.6) million for the first half of 2017. Cash Income is a highly seasonal metric and is historically in a loss position for the first half of the year. Capital expenditures totaled $8.0 million in the first half of 2018 versus $8.8 million in the first half of 2017.

•
The Company had cash and cash equivalents of $4.7 million at June 30, 2018. For the six months ended June 30, 2018, cash used in operations was $3.9 million, cash used in investing activities was $8.0 million, and cash provided by financing activities was $8.1 million. At June 30, 2018, the principal amount of term loans outstanding was $45.6 million, the revolving credit facility outstanding was $10.0 million and there was $19.8 million available under the revolving credit facility.

•
The Company's technology-enabled products continue to receive industry recognition. Learning A-Z was recently awarded two Software and Information Industry Association (SIIA) CODiE Awards: Raz-Plus™, for Best Solution for Special Needs Students, and Science A-Z®, for Best Science Instruction Solution.

Second Quarter 2018 Financial Highlights

•
GAAP net revenues for the second quarter of 2018 increased by $0.6 million, or 2%, to $41.0 million compared with $40.4 million in 2017. GAAP net revenues by segment for the three months ended June 30, 2018, and the change from the same period of 2017, were as follows:

•	Learning A-Z - $20.4 million, increased $1.8 million or 10%

•	ExploreLearning - $7.7 million, increased $1.0 million or 15%

•	Voyager Sopris Learning - $12.8 million, decreased $(2.1) million or (14)%

•	Bookings for the second quarter of 2018 were $33.1 million, an increase of 11% compared with $29.7 million in the second quarter of 2017.

•
The Company reported net income of $4.4 million during the second quarter of 2018, decreasing $1.4 million compared to net income of $5.8 million during the second quarter of 2017. Net income includes expenses of $1.1 million related to the Company's definitive agreement to acquire VKIDZ Holdings Inc. and its review of strategic alternatives in addition to higher tax expense.

•
Adjusted EBITDA was $12.7 million, decreasing $0.2 million from $12.9 million in 2017, with the growth in GAAP net revenues in the second quarter more than offset by planned strategic investments made to development, marketing and sales initiatives to support full-year and long-term growth of the Company's digital solutions.

•
Cash Income was $1.9 million for the second quarter of 2018 compared to Cash Income of $(0.8) million for the second quarter of 2017. Capital expenditures totaled $4.0 million in the second quarter of 2018 versus $4.3 million in the second quarter of 2017.

Second Quarter 2018 Segment Results
Net Revenues, Bookings, Net Income, and Cash Income changes by segment for the three and six months ended June 30, 2018, compared to the same period of 2017 were as follows:

	Q2 - 2018 % Change				YTD - 2018 % Change
	Net Revenues	Bookings	Net Income	Cash Income	Net Revenues	Bookings	Net Income	Cash Income
Learning A-Z	10%	26%	2%	105%	7%	13%	1%	30%
ExploreLearning	15%	15%	(1)%	(19)%	13%	14%	(3)%	(208)%
Voyager Sopris Learning	(14)%	(5)%	(14)%	2,174%	(12)%	1%	(6)%	81%
Shared Services			(10)%	3%			(6)%	(3)%
Cambium Learning Group, Inc.	2%	11%	(23)%	342%	2%	8%	(15)%	25%

2018 Outlook
Mr. Campbell stated, "We are on track as we enter the back-to-school selling season and are reiterating our full-year outlook. We target higher Bookings growth than last year's, driven by our SaaS businesses, and expansions in Adjusted EBITDA and Cash Income as we make selected investments in development, marketing and sales. Cambium Learning Group's solutions leverage technology to offer unique, personalized, adaptive, scalable and effective answers to the challenges students face, and we are focused on increasing our share of market to drive returns for all stakeholders."
Management's outlook for company-wide full-year 2018 Bookings growth at a higher percentage than 2017 is unchanged, with most of the growth expected in the second half of the year during the Company's seasonally strong periods. Cambium Learning Group's business is highly seasonal, with Bookings historically peaking during the third quarter, which represents by far the preponderance of Bookings, revenue and income each year.
The Company continues to expect its full-year 2018 Bookings growth to be driven by its two 100% digital subscription businesses, Learning A-Z and ExploreLearning. Voyager Sopris Learning is expected to build on the momentum of the LANGUAGE! Live solution and continue to make progress on repositioning the segment's role in the intervention marketplace.
Capital expenditures in 2018 are expected to be roughly consistent with 2017, and the Company expects growth in its Cash Income margin from 2017, with the impact of spending on strategic investments in its technology subscription products offset by the ongoing benefit of the transition in mix to these higher margin product lines. The Company continues to expect cash generation during the year from normal operations to be in line with previous guidance. The Company will assess the impact of cash expenditures related to the strategic alternatives process and the VKidz acquisition as the year progresses.
REVIEW OF STRATEGIC ALTERNATIVES and VKIDZ TRANSACTION
As previously announced in May 2018, the Company has an ongoing review of strategic alternatives to maximize shareholder value. Such strategic alternatives could include a sale of the Company or a sale of a division or divisions thereof, a strategic merger, a business combination or continuing as a standalone entity executing on its business plan. The Company has not set a definitive timetable for completion of its review of strategic alternatives, nor has it made any decisions related to any such strategic alternative at this time, and there can be no assurances that the process will result in any transaction being announced or completed in the future. The Company does not intend to make any further announcements related to its review unless and until its Board of Directors has approved a specific transaction or otherwise determined that further disclosure is appropriate.
Also as previously announced, on May 13, 2018, the Company entered into a definitive agreement to acquire VKIDZ Holdings Inc. ("VKidz"), an award winning Florida-based edtech company dedicated to helping deliver the best education to students using digital solutions. Organized in two business units, VKidz serves both school systems and homeschooling families with 100% digital, 100% subscription, innovative, research-based educational products. For the first half of 2018, VKidz reported a Bookings increase of 12% over prior year first half. The acquisition is expected to be consummated, subject to all applicable approvals, after completion of the Company's review of strategic alternatives. The terms of the agreement provide the Company the right to terminate the agreement prior to consummation.

Conference Call
Cambium Learning Group's management team will conduct a conference call at 5 p.m. EDT today (August 13, 2018) to discuss its financial results. In consideration of its review of strategic alternatives, management does not plan to conduct a question and answer session during the call. Participants are encouraged to listen to the presentation via a live web broadcast at www.cambiumlearning.com in the Investor Relations section. In addition, a live dial-in is available at 844.707.0670 or 703.639.1224, passcode #6575109.
A replay will be available by dialing 855.859.2056 or 404.537.3406, passcode #6575109, until August 14, 2018. The webcast will also be archived on the Company's Investor Relations page.
Cambium Learning Group also announces investor information, including news about its business and financial performance, SEC filings, notices of investor events, investor presentations, and press and earnings releases, on its website in the Investor Relations section.

Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, and Cash Income are not prepared in accordance with GAAP and may be different from similarly named, non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes these non-GAAP measures provide useful information to investors because they reflect the underlying performance of the ongoing operations of the Company and provide investors with a view of the Company's operations from management's perspective. Adjusted EBITDA and Cash Income remove significant restructuring, non-operational, or certain non-cash items from earnings. The Company uses Adjusted EBITDA and Cash Income to monitor and evaluate the operating performance of the Company and as the basis to set and measure progress toward performance targets. Further, the Cash Income measure directly affects compensation for employees and executives. The Company generally uses these non-GAAP measures as measures of operating performance and not as measures of the Company's liquidity. The Company's presentation of EBITDA, Adjusted EBITDA, and Cash Income should not be construed as an indication that our future results will be unaffected by unusual, non-operational, or non-cash items.
About Cambium Learning Group, Inc.
Cambium Learning® Group (Nasdaq: ABCD) is an award-winning educational technology solutions leader dedicated to helping all students reach their potential through individualized and differentiated instruction. Using a research-based, personalized approach, Cambium Learning Group delivers SaaS resources and instructional products that engage students and support teachers in fun, positive, safe and scalable environments. These solutions are provided through Learning A-Z® (online differentiated instruction for elementary school reading, writing and science), ExploreLearning® (online interactive math and science simulations and a math fact fluency solution) and Voyager Sopris Learning® (blended solutions that accelerate struggling learners to achieve in literacy and math and professional development for teachers). We believe that every student has unlimited potential, that teachers matter, and that data, instruction, and practice are the keys to success in the classroom and beyond.
Come learn with us at www.cambiumlearning.com.

Media and Investor Contact:
Barbara Benson
Cambium Learning Group, Inc.
investorrelations@cambiumlearning.com

LHA
Jody Burfening/Carolyn Capaccio
212.838.3777
ccapaccio@lhai.com

Forward-Looking Statements
Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, including the future financial performance of Cambium Learning Group, Inc., and involve known and unknown risks, uncertainties, and other factors that may cause the markets, actual results, levels of activity, performance, or achievements of Cambium Learning Group, Inc., to be materially different from any actual future results, levels of activity, performance, or achievements. These risks and other factors you should consider include, but are not limited to, the ability to successfully attract and retain a broad customer base for current and future products, changes in customer demands or industry standards, success of ongoing product development, maintaining acceptable margins, the ability to control costs, K-12 enrollment and demographic trends, the level of educational funding, the impact of federal, state, and local regulatory requirements on the business of the company, the loss of key personnel, the impact of competition, the uncertainty of general economic conditions and financial market performance, explorations of possible transactions and other strategic alternatives, and those other risks and uncertainties listed under the heading "RISK FACTORS" in Cambium Learning Group, Inc.'s Form 10-K and other reports filed with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," "projects," "intends," "prospects," or "priorities," or the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Cambium Learning Group, Inc., does not assume or undertake any obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events, or otherwise.

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net revenues	$40,996	$40,362	$77,603	$76,332
Cost of revenues:
Cost of revenues	7,038	7,215	13,101	13,400
Amortization expense	4,043	4,328	7,947	8,418
Total cost of revenues	11,081	11,543	21,048	21,818
Research and development expense	3,893	3,294	7,619	6,392
Sales and marketing expense	12,717	12,190	25,520	25,100
General and administrative expense	6,135	4,900	11,416	9,783
Shipping and handling costs	186	195	307	313
Depreciation and amortization expense	718	669	1,435	1,350
Total costs and expenses	34,730	32,791	67,345	64,756
Income before interest and income taxes	6,266	7,571	10,258	11,576
Net interest expense	(927)	(1,336)	(1,757)	(2,563)
Other income (expense), net	118	(109)	15	(217)
Income before income taxes	5,457	6,126	8,516	8,796
Income tax expense	(1,022)	(334)	(1,474)	(474)
Net income	$4,435	$5,792	$7,042	$8,322
Net income per common share:
Basic	$0.09	$0.13	$0.15	$0.18
Diluted	$0.09	$0.12	$0.15	$0.18
Average number of common shares and equivalents outstanding:
Basic	47,172	46,283	47,036	46,243
Diluted	48,385	47,476	48,250	47,460

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,680	$8,493
Accounts receivable, net	13,277	12,937
Inventory	1,813	2,382
Restricted assets, current	961	961
Other current assets	9,731	11,193
Total current assets	30,462	35,966
Property, equipment and software at cost	62,966	65,250
Accumulated depreciation and amortization	(42,006)	(43,164)
Property, equipment and software, net	20,960	22,086
Goodwill	43,518	43,518
Other intangible assets, net	3,108	3,607
Pre-publication costs, net	17,986	17,758
Restricted assets, less current portion	839	1,293
Deferred tax assets	30,020	30,614
Other assets	3,372	3,712
Total assets	$150,265	$158,554
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,075	$2,388
Accrued expenses	13,770	12,121
Revolving credit facility	10,000	—
Current portion of long-term debt	6,651	5,958
Deferred revenue, current	61,286	86,913
Total current liabilities	93,782	107,380
Long-term liabilities:
Long-term debt	38,477	41,841
Deferred revenue, less current portion	15,232	13,995
Other liabilities	9,257	9,630
Total long-term liabilities	62,966	65,466
Stockholders' equity (deficit):
Preferred stock ($.001 par value, 15,000 shares authorized, zero shares issued and outstanding at June 30, 2018 and December 31, 2017)	—	—
Common stock ($.001 par value, 150,000 shares authorized, 53,789 and 53,333 shares issued, and 47,257 and 46,800 shares outstanding at June 30, 2018 and December 31, 2017, respectively)	54	53
Capital surplus	290,468	289,022
Accumulated deficit	(282,199)	(288,490)
Treasury stock at cost (6,532 shares at June 30, 2018 and December 31, 2017)	(12,784)	(12,784)
Accumulated other comprehensive loss:
Pension and postretirement plans	(2,022)	(2,093)
Accumulated other comprehensive loss	(2,022)	(2,093)
Total stockholders' equity (deficit)	(6,483)	(14,292)
Total liabilities and stockholders' equity (deficit)	$150,265	$158,554

Cambium Learning Group, Inc. and Subsidiaries
Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Cash Income
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2018	2017	2018	2017
Net income	$4,435	$5,792	$7,042	$8,322
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	4,761	4,997	9,382	9,768
Net interest expense	927	1,336	1,757	2,563
Income tax expense	1,022	334	1,474	474
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	11,145	12,459	19,655	21,127
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Income from sale of excess state tax credits	(222)	—	(222)	—
Merger, acquisition and disposition activities	1,499	212	1,621	339
Stock-based compensation and expense	252	224	479	424
Adjusted EBITDA	12,674	12,895	21,533	21,890
Change in deferred revenues	(7,900)	(10,576)	(24,814)	(27,419)
Change in deferred costs	1,132	1,168	2,589	2,731
Capital expenditures	(3,980)	(4,284)	(7,988)	(8,816)
Cash income	$1,926	$(797)	$(8,680)	$(11,614)

Cambium Learning Group, Inc. and Subsidiaries
Reconciliation of Bookings to Net Revenues by Segment – 2018
(unaudited)

	Three Months Ended June 30, 2018
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Bookings	$14,683	$6,797	$11,636	$33,116
Change in deferred revenues	5,752	991	1,157	7,900
Other	—	(56)	36	(20)
Net revenues	$20,435	$7,732	$12,829	$40,996

	Six Months Ended June 30, 2018
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Bookings	$24,282	$9,970	$18,717	$52,969
Change in deferred revenues	15,289	5,338	4,187	24,814
Other	—	(72)	(108)	(180)
Net revenues	$39,571	$15,236	$22,796	$77,603

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Cash Income by Segment – 2018
(unaudited)

	Three Months Ended June 30, 2018
(in thousands)	Learning A-Z	Explore Learning	Voyager Sopris Learning	Other	Consolidated
Net income	$9,888	$2,776	$2,937	$(11,166)	$4,435
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	4,761	4,761
Net interest expense	—	—	—	927	927
Income tax expense	—	—	—	1,022	1,022
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	9,888	2,776	2,937	(4,456)	11,145
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Income from sale of excess state tax credits	—	—	—	(222)	(222)
Merger, acquisition and disposition activities	—	—	—	1,499	1,499
Stock-based compensation and expense	70	55	59	68	252
Adjusted EBITDA	9,958	2,831	2,996	(3,111)	12,674
Change in deferred revenues	(5,752)	(991)	(1,157)	—	(7,900)
Change in deferred costs	597	282	253	—	1,132
Capital expenditures - product development	(2,006)	(1,017)	(548)	—	(3,571)
Capital expenditures - general expenditures	(318)	(65)	(9)	(17)	(409)
Cash income	$2,479	$1,040	$1,535	$(3,128)	$1,926

	Six Months Ended June 30, 2018
(in thousands)	Learning A-Z	Explore Learning	Voyager Sopris Learning	Other	Consolidated
Net income	$18,777	$5,347	$3,790	$(20,872)	$7,042
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	9,382	9,382
Net interest expense	—	—	—	1,757	1,757
Income tax expense	—	—	—	1,474	1,474
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	18,777	5,347	3,790	(8,259)	19,655
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Income from sale of excess state tax credits	—	—	—	(222)	(222)
Merger, acquisition and disposition activities	—	—	—	1,621	1,621
Stock-based compensation and expense	127	100	118	134	479
Adjusted EBITDA	18,904	5,447	3,908	(6,726)	21,533
Change in deferred revenues	(15,289)	(5,338)	(4,187)	—	(24,814)
Change in deferred costs	1,292	657	640	—	2,589
Capital expenditures - product development	(3,874)	(2,036)	(1,195)	—	(7,105)
Capital expenditures - general expenditures	(576)	(161)	(115)	(31)	(883)
Cash income	$457	$(1,431)	$(949)	$(6,757)	$(8,680)

Deferred Revenue by Segment – 2018
(unaudited)

	June 30, 2018
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Deferred revenue, current	$36,251	$13,432	$11,603	$61,286
Deferred revenue, less current portion	7,533	3,802	3,897	15,232
Deferred revenue	$43,784	$17,234	$15,500	$76,518

Deferred Costs by Segment – 2018
(unaudited)

	June 30, 2018
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Deferred costs, current	$3,499	$1,222	$1,705	$6,426
Deferred costs, less current portion	492	177	753	1,422
Deferred costs	$3,991	$1,399	$2,458	$7,848

Cambium Learning Group, Inc. and Subsidiaries
Reconciliation of Bookings to Net Revenues by Segment – 2017
(unaudited)

	Three Months Ended June 30, 2017
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Bookings	$11,661	$5,888	$12,192	$29,741
Change in deferred revenues	6,990	873	2,713	10,576
Other	(1)	(26)	72	45
Net revenues	$18,650	$6,735	$14,977	$40,362

	Six Months Ended June 30, 2017
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Bookings	$21,560	$8,764	$18,529	$48,853
Change in deferred revenues	15,275	4,854	7,290	27,419
Other	—	(105)	165	60
Net revenues	$36,835	$13,513	$25,984	$76,332

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Cash Income by Segment – 2017
(unaudited)

	Three Months Ended June 30, 2017
(in thousands)	Learning A-Z	Explore Learning	Voyager Sopris Learning	Other	Consolidated
Net income	$9,688	$2,814	$3,408	$(10,118)	$5,792
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	4,997	4,997
Net interest expense	—	—	—	1,336	1,336
Income tax expense	—	—	—	334	334
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	9,688	2,814	3,408	(3,451)	12,459
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Merger, acquisition and disposition activities	—	—	—	212	212
Stock-based compensation and expense	53	30	75	66	224
Adjusted EBITDA	9,741	2,844	3,483	(3,173)	12,895
Change in deferred revenues	(6,990)	(873)	(2,713)	—	(10,576)
Change in deferred costs	547	104	517	—	1,168
Capital expenditures - product development	(1,869)	(721)	(1,316)	—	(3,906)
Capital expenditures - general expenditures	(220)	(77)	(45)	(36)	(378)
Cash income	$1,209	$1,277	$(74)	$(3,209)	$(797)

	Six Months Ended June 30, 2017
(in thousands)	Learning A-Z	Explore Learning	Voyager Sopris Learning	Other	Consolidated
Net income	$18,556	$5,490	$4,043	$(19,767)	$8,322
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	9,768	9,768
Net interest expense	—	—	—	2,563	2,563
Income tax expense	—	—	—	474	474
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	18,556	5,490	4,043	(6,962)	21,127
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Merger, acquisition and disposition activities	—	—	—	339	339
Stock-based compensation and expense	100	54	145	125	424
Adjusted EBITDA	18,656	5,544	4,188	(6,498)	21,890
Change in deferred revenues	(15,275)	(4,854)	(7,290)	—	(27,419)
Change in deferred costs	1,162	493	1,076	—	2,731
Capital expenditures - product development	(3,798)	(1,481)	(2,809)	—	(8,088)
Capital expenditures - general expenditures	(393)	(167)	(115)	(53)	(728)
Cash income	$352	$(465)	$(4,950)	$(6,551)	$(11,614)